Exhibit 10.80

FIRST AMENDMENT

TO DEVELOPMENT SERVICES AGREEMENT

This First Amendment to the Development Services Agreement (this “Amendment”) is entered into as of July 25, 2024 (the “Effective Date”), by and between Athena Bitcoin, Inc. a Delaware Corporation, (“Company”) and PSBC, LLC (“Developer”).

BACKGROUND:

A. On June 19, 2024, Company and Developer entered into that certain Development Services Agreement (the “Agreement”)

B. The parties desire to amend the Agreement in certain respects pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Amendments:

a.	The second paragraph of the Recitals is deleted in its entirety and replaced with the following:

WHEREAS, Company desires to retain Developer to develop a Bitcoin ATM software platform for Company’s ownership and use in connection with the operation of Bitcoin ATMs (the “Product”); and

b.	Section 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Developer shall, as security for the Payment Amount, hold the Source Code in an escrow account, which shall be released, along with such infrastructure access for the Product, to the Company upon Developer receiving, contemporaneously with the execution of this Amendment, a payment amount equaling One Million ($1,000,000.00) Dollars (the “Release Payment”), which amount shall be credited against the Payment Amount. The Source Code release shall include build instructions, build scripts, databases, and all other tools or documentation necessary or desirable to create a working Product from the Source Code. Should Developer fail to provide the services required herein such that doing so would interrupt Company’s operations, then Company would be hereby granted the unrestricted use to the Source Code. The released Source Code shall be updated in a similar manner as the initial Release, and done so on a regular basis and, additionally, at the direction of the Company.

c.	In the event the Release Payment is not made contemporaneously with the execution of this Amendment, then Section “b” of this Amendment shall be deemed null and void and of no further force or effect.

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2.	Miscellaneous.

a.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

b.	Except as herein modified or amended, the provisions, conditions and terms of the Agreement shall remain unchanged and in full force and effect.

c.	In the case of any inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall govern and control.

d.	Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to them in the Agreement.

e.	Each signatory of this Amendment represents that he or she has the authority to execute and deliver this Amendment on behalf of the party hereto for which such signatory is acting.

f.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the parties hereto agree that this Amendment may be executed by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if any party signs this Amendment using an electronic signature, it is signing, adopting, and accepting this Amendment, and is the legal equivalent of having placed its handwritten signature on this Amendment. The use of electronic signatures will be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

[Signature Page Follows]

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IN WITNESS WHEREOF, this First Amendment to the Development Services Agreement is signed and delivered by the parties hereto as of the Effective Date.

ATHENA BITCOIN GLOBAL		PSBC, LLC

By:	/s/ Matias Goldenhorn	By:	/s/ Jordan Mirch
	Matias Goldenhorn		Jordan Mirch
	CEO & President		Managing Member

By:	/s/ Antonio Valiente
Antonio Valiente, Counsel for Athena Bitcoin Global

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